UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2015

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, Natural Gas Services Group, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Stephen C. Taylor, our President and Chief Executive Officer (the “Amended Agreement”). The Amended Agreement modifies Mr. Taylor’s Employment Agreement which was entered into on October 23, 2013 (the “Prior Agreement”).
The purpose of the amendment was to replace the “modified single trigger” provision with respect to a change of control with a “double trigger” provision.
Under the Prior Agreement, upon a change of control of the Company, Mr. Taylor could terminate his agreement and receive severance for any reason whatsoever. Under the Amended Agreement, Mr. Taylor will only receive severance if, in connection with a change in control, his employment is terminated by the Company without Cause or he resigns for Good Reason (as each of those terms is defined in the Amended Agreement).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated April 27, 2015 between Natural Gas Services Group, Inc. and Stephen C. Taylor

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: April 29, 2015
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor, President & Chief Executive Officer